As filed with the Securities and Exchange Commission on May 18, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Grupo Supervielle S.A.

(Exact name of Registrant as specified in its charter)

SUPERVIELLE GROUP S.A.

(Translation of Registrant’s name into English)

Republic of Argentina	6029	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Grupo Supervielle S.A.

Bartolomé Mitre 434, 5th Floor

C1036AAH Buenos Aires

Republic of Argentina

(+ 54-11-4340-3100)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York NY 10011

(212) 590-9330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrés de la Cruz, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	Nicholas A. Kronfeld, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-208880

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(3)	Proposed maximum aggregate offering price per share(4)	Proposed maximum aggregate offering price (4)	Amount of registration Fee
Class B shares, par value Ps.1.00 per share	26,833,420	US$2.20	US$59,033,524.00	US$5,944.68

(1)              Includes Class B shares that the international underwriters may purchase solely pursuant to their option to purchase additional shares.

(2)              A separate registration statement on Form F-6 has been filed for the registration of American depositary shares issuable upon deposit of the Class B shares registered hereby.

(3)              119,791,667 shares were previously registered pursuant to the Registrant’s registration statement on Form F-1 (Registration No. 333-208880)

(4)              Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of US$2.20 per share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated May 18, 2016 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-208880). A registration fee was previously paid in connection with that Registration Statement.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant’s Registration Statement of Form F-1 (Registration No. 333-208880) to which this Registration Statement relates and shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-208880) and exhibits thereto filed by Grupo Supervielle S.A. with the Securities and Exchange Commission (the “Commission”) on January 6, 2016, as amended on April 15, 2016 and May 10, 2016, which was declared effective by the Commission on May 18, 2016, are incorporated herein by reference.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on May 19, 2016), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 19, 2016.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

All the exhibits filed with the Registration Statement on Form F-1 (No. 333-208880) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

Exhibit Number	Description
5.1	Opinion of Errecondo, González & Funes, Argentine counsel of the registrant, as to the validity of the Class B shares
23.1	Consent of Price Waterhouse & Co. S.R.L
23.2	Consent of Errecondo, González & Funes (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on May 18, 2016.

GRUPO SUPERVIELLE S.A.

By:	/s/ Alejandra Naughton
Name:	Alejandra Naughton
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 18, 2016 in the capacities indicated:

Signature	Title

*
Julio Patricio Supervielle	Chairman of the Board and Chief Executive Officer (principal executive officer)

*
Jorge Oscar Ramirez	Vice-Chairman of the Board

*
Alejandra Naughton	Chief Financial Officer (principal financial officer and principal accounting officer)

*
Laurence Nicole Mengin de Loyer	Director

*
Atilio Dell’Oro Maini	Director

*
Emerico Alejandro Stengel	Director

*
Richard Guy Gluzman	Director

*              Signed by Alejandra Naughton, as attorney-in-fact.

PUGLISI & ASSOCIATES
as Authorized Representative in the United States:
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Errecondo, González & Funes, Argentine counsel of the registrant, as to the validity of the Class B shares
23.1	Consent of Price Waterhouse & Co. S.R.L
23.2	Consent of Errecondo, González & Funes (included in Exhibit 5.1)